CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement of Conseco Variable Annuity Account H on Form N-4 (File Nos. 333-90737 and 811-09693) of our report dated March 30, 1999, on our audits of the financial statements of Conseco Variable Insurance Company. We also consent to the reference to our Firm under the caption "Independent Accountants."




                                                 /s/ PricewaterhouseCoopers LLP
                                                 -------------------------------
                                                 PricewaterhouseCoopers LLP

Indianapolis, Indiana
February 4, 2000